FORM 8-K
Current Report
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:  January 19, 2011
(date of earliest event reported)
Commission File Number 1-5109
TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of
incorporation or organization)

91-1506719
(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089
(Street address of principal executive offices - Zip Code)
Registrant's telephone number: (206) 623-1635

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Todd Shipyards Corporation announced today that the U.S. Coast Guard has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a $4,883,691 modification to previously awarded contract HSCG85-11-C-P45631 in support of repairs and alterations being performed during the dockside maintenance availability of the icebreaker USCGC Healy (WAGB-20). The contract modification provides for the alteration and repair of ship’s systems, engines and shipboard equipment. The work will be accomplished at the Coast Guard Base, Integrated Support Command, located at Pier 36 in Seattle, beginning immediately and is expected to be complete in April 2011.

The dockside availability of the USCGC Healy is being performed pursuant to the Company’s five-year Multi-Year Multi-Option contract with the Coast Guard for the overhaul and continued maintenance of the Healy Class Icebreaker stationed at Seattle, Washington. The Firm Fixed-Price supply contract was awarded to Todd Pacific in November 2010 and this option award represents the first availability of the contract.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2011.

/s/ Michael G. Marsh
By: Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel